FOR IMMEDIATE RELEASE

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2022, AND QUARTERLY DIVIDEND

FRESNO, CALIFORNIA... October 19, 2022... The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $6,384,000, and fully diluted earnings per common share of $0.55 for the quarter ended September 30, 2022, compared to $6,521,000 and $0.54 per fully diluted common share for the quarter ended September 30, 2021.
THIRD QUARTER FINANCIAL HIGHLIGHTS
•Net income for the third quarter of 2022 decreased to $6,384,000 or $0.55 per diluted common share, compared to $6,542,000 and $0.56, respectively, in the second quarter of 2022. The Company recorded a $500,000 provision for credit losses during the third quarter of 2022 as compared to no provision in the second quarter.
•Net loans increased $185.4 million or 18.01%, and total assets decreased $24.4 million or 1.00% at September 30, 2022 compared to December 31, 2021. The net loan increase consisted of an increase of $203.6 million in non-PPP loans, offset by a decrease of $18.2 million in SBA Paycheck Protection Program (PPP) loans.
•Total deposits increased 0.77% to $2.14 billion at September 30, 2022 compared to December 31, 2021.
•Total cost of deposits remained at low levels at 0.04% and 0.05% for the quarters ended September 30, 2022 and 2021, respectively.
•Average non-interest bearing demand deposit accounts as a percentage of total average deposits was 48.50% and 45.30% for the quarters ended September 30, 2022 and 2021, respectively.
•Non-performing assets were $251,000, net loan recoveries were $493,000, and loans delinquent more than 30 days were $483,000 for the quarter ended September 30, 2022.
•Net interest margin increased to 3.57% at September 30, 2022, from 3.48% at June 30, 2022.
•Capital positions remain strong at September 30, 2022 with a 8.26% Tier 1 Leverage Ratio; a 11.56% Common Equity Tier 1 Ratio; a 11.86% Tier 1 Risk-Based Capital Ratio; and a 14.54% Total Risk-Based Capital Ratio.
•The Company declared a $0.12 per common share cash dividend, payable on November 18, 2022 to shareholders of record as of November 4, 2022.

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Central Valley Community Bancorp -- page 2

“I am immensely proud of the Company's third quarter performance, and thank our exceptional team of bankers who are at the heart of this accomplishment,” stated James J. Kim, President and CEO. “Third quarter financial results show a continued and positive trend in loan growth, deposit strength and stability.”
“The strong 42-year foundation of our Company uniquely positions us to invest in our footprint, while prudently navigating uncertain market conditions, inflation, business confidence, and drought conditions,” continued Kim, “Our team has been a valued partner to our clients and communities in addressing these business challenges. Our commitment to them - and to building Company value for the short and long term - is unwavering.”

Quarter Ended September 30, 2022
For the quarter ended September 30, 2022, the Company reported unaudited consolidated net income of $6,384,000 and earnings per diluted common share of $0.55, compared to consolidated net income of $6,521,000 and $0.54 per diluted share for the same period in 2021. The decrease in net income during the third quarter of 2022 compared to the same period in 2021 was primarily due to a reversal of provision for credit losses recorded in 2021 versus a provision recorded in 2022. This change resulted in a difference of $1,000,000 year over year. Additionally, net income for the period was affected by an increase in total non-interest expenses of $736,000, and a decrease in non-interest income of $668,000, offset by an increase in net interest income of $1,954,000 and a decrease in the provision for income taxes of $313,000. The effective tax rate decreased to 23.51% from 25.86% for the quarters ended September 30, 2022 and September 30, 2021, respectively. Net income for the immediately trailing quarter ended June 30, 2022 was $6,542,000, or $0.56 per diluted common share.
Annualized return on average equity (ROE) for the third quarter of 2022 was 14.42%, compared to 10.41% for the same period of 2021. The increase in ROE reflects a decrease in average shareholders’ equity compared to the prior year. The decrease in shareholders’ equity was primarily driven by an increase in net unrealized loss on available-for-sale (AFS) investment securities, dividends paid, and stock repurchases, offset by the retention of earnings. Annualized return on average assets (ROA) was 1.06% for the third quarter of 2022 compared to 1.13% for the same period in 2021. This decrease was due to a decrease in net income and an increase in average assets.
In comparing the third quarter of 2022 to the third quarter of 2021, total average loans increased by $120,067,000, or 11.22%. This mix includes a decrease of $157,831,000 in PPP loans, and an increase of $277,898,000 in non-PPP loans. During the third quarter of 2022, the Company recorded net loan recoveries of $493,000 compared to $122,000 net loan recoveries for the same period in 2021. The net charge-off (recovery) ratio, which reflects annualized net charge-offs (recoveries) to average loans, was less than (0.17)% for the quarter ended September 30, 2022 compared to (0.05)% for the quarter ended September 30, 2021. During the quarter ended September 30, 2022, the Company recorded a provision of $500,000 for credit losses, compared to a reversal of provision of $500,000 for the quarter ended September 30, 2021.
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The Company’s net interest margin (fully tax equivalent basis) was 3.57% for the quarter ended September 30, 2022, compared to 3.47% for the quarter ended September 30, 2021. Net interest income, before provision for credit losses, increased $1,954,000, or 10.73%, to $20,164,000 for the third quarter of 2022, compared to $18,210,000 for the same period in 2021. The accretion on loan marks of acquired loans increased interest income by $121,000 and $231,000 during the quarters ended September 30, 2022 and 2021, respectively. Net interest income during the third quarters of 2022 and 2021 benefited by approximately $92,000 and $4,000, respectively, from prepayment penalties and payoff of loans. The net interest margin period-to-period comparisons were impacted by the increase in the yield on the average investment securities, offset by the decrease in the yield on the loan portfolio and the increase in the yield on total interest-bearing liabilities. Over the same periods, the cost of total deposits decreased to 0.04% from 0.05%.
For the quarter ended September 30, 2022, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, increased by $42,838,000, or 4.04%, compared to the quarter ended September 30, 2021, and decreased by $150,528,000, or 12.02%, compared to the quarter ended June 30, 2022. This decrease was primarily the result of sales and maturities that occurred late in the second quarter.
The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 2.46% for the quarter ended September 30, 2022, compared to 2.14% for the quarter ended September 30, 2021 and 2.58% for the quarter ended June 30, 2022. Total average loans (including nonaccrual), which generally yield higher rates than investment securities, increased by $120,067,000 to $1,190,022,000 for the quarter ended September 30, 2022, from $1,069,955,000 for the quarter ended September 30, 2021 and increased by $103,855,000 from $1,086,167,000 for the quarter ended June 30, 2022. For the quarter ended September 30, 2022, average PPP loans decreased $157,831,000 while average non-PPP loans increased $277,898,000 compared to the quarter ended September 30, 2021. The effective yield on average loans was 4.90% for the quarter ended September 30, 2022, compared to 4.91% and 4.76% for the quarters ended September 30, 2021 and June 30, 2022, respectively.
Total average assets for the quarter ended September 30, 2022 were $2,414,414,000 compared to $2,318,172,000 for the quarter ended September 30, 2021 and $2,441,881,000 for the quarter ended June 30, 2022, an increase of $96,242,000 or 4.15% and a decrease of $27,467,000 or 1.12%, respectively.
Total average deposits increased $126,133,000, or 6.24%, to $2,147,632,000 for the quarter ended September 30, 2022, compared to $2,021,499,000 for the quarter ended September 30, 2021, and decreased $10,108,000, or 0.47%, compared to $2,157,740,000 for the quarter ended June 30, 2022. The Company’s ratio of average non-interest bearing deposits to total deposits was 48.50% for the quarter ended September 30, 2022, compared to 45.30% and 43.92% for the quarters ended September 30, 2021 and June 30, 2022, respectively.

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Non-Interest Income - The following table presents the key components of non-interest income for the current and trailing quarterly periods indicated:

	Three months ended
(Dollars in thousands)	September 30, 2022	June 30, 2022	$ Change	% Change
Service charges	$475	$544	$(69)	(12.7)%
Appreciation in cash surrender value of bank owned life insurance	249	245	4	1.6%
Interchange fees	432	478	(46)	(9.6)%
Loan placement fees	155	268	(113)	(42.2)%
Net realized losses on sales and calls of investment securities	(14)	(969)	955	(98.6)%
Federal Home Loan Bank dividends	91	82	9	11.0%
Other Income	92	122	(30)	(24.6)%
Total non-interest income	$1,480	$770	$710	92.2%

The change in the net realized losses on sales of investment securities during the quarter ended September 30, 2022 were primarily responsible for the increase in total non-interest income, when compared to the quarter ended June 30, 2022. This was offset by a decrease in loan placement fees and service charges.

The following table presents the key components of non-interest income for the periods indicated:

	Three months ended
(Dollars in thousands)	September 30, 2022	September 30, 2021	$ Change	% Change
Service charges	$475	$487	$(12)	(2.5)%
Appreciation in cash surrender value of bank owned life insurance	249	247	2	0.8%
Interchange fees	432	472	(40)	(8.5)%
Loan placement fees	155	467	(312)	(66.8)%
Net realized (losses) gains on sales and calls of investment securities	(14)	117	(131)	(112.0)%
Federal Home Loan Bank dividends	91	84	7	8.3%
Other Income	92	274	(182)	(66.4)%
Total non-interest income	$1,480	$2,148	$(668)	(31.1)%

The decrease in loan placement fees were primarily responsible for the decrease in total non-interest income when comparing the quarters ended September 30, 2022 and September 30, 2021. This decrease was also the result of an increase in net realized losses on sales of investment securities and a decrease in other income, which was the from an increase in the equity investment loss recognized during the quarter ended September 30, 2022.
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Non-Interest Expense - The following table presents the key components of non-interest expense for the current and trailing quarterly periods indicated:

	Three months ended
(Dollars in thousands)	September 30, 2022	June 30, 2022	$ Change	% Change
Salaries and employee benefits	$7,500	$7,057	$443	6.3%
Occupancy and equipment	1,363	1,344	19	1.4%
Information Technology	879	828	51	6.2%
Regulatory assessments	224	194	30	15.5%
Data processing expense	560	548	12	2.2%
Professional services	613	464	149	32.1%
ATM/Debit card expenses	176	217	(41)	(18.9)%
Internet banking expense	29	48	(19)	(39.6)%
Advertising	138	138	—	—%
Directors’ expenses	91	48	43	89.6%
Amortization of core deposit intangibles	139	140	(1)	(0.7)%
Loan related expenses	157	68	89	130.9%
Personnel other	57	59	(2)	(3.4)%
Other expense	872	930	(58)	(6.2)%
Total non-interest expenses	$12,798	$12,083	$715	5.9%

The following table presents the key components of non-interest expense for the periods indicated:

	Three months ended
(Dollars in thousands)	September 30, 2022	September 30, 2021	$ Change	% Change
Salaries and employee benefits	$7,500	$7,091	$409	5.8%
Occupancy and equipment	1,363	1,224	139	11.4%
Information Technology	879	891	(12)	(1.3)%
Regulatory assessments	224	219	5	2.3%
Data processing expense	560	599	(39)	(6.5)%
Professional services	613	507	106	20.9%
ATM/Debit card expenses	176	199	(23)	(11.6)%
Internet banking expense	29	54	(25)	(46.3)%
Advertising	138	129	9	7.0%
Directors’ expenses	91	152	(61)	(40.1)%
Amortization of core deposit intangibles	139	174	(35)	(20.1)%
Loan related expenses	157	77	80	103.9%
Personnel other	57	28	29	103.6%
Other expense	872	718	154	21.4%
Total non-interest expenses	$12,798	$12,062	$736	6.1%

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The following table shows the Company’s outstanding loan portfolio as of September 30, 2022 and December 31, 2021:

Loan Type (dollars in thousands)	September 30, 2022	% of Total Loans	December 31, 2021	% of Total Loans
Commercial:
Commercial and industrial	$147,715	12.1%	$136,847	13.2%
Agricultural production	35,125	2.9%	40,860	3.9%
Total commercial	182,840	15.0%	177,707	17.1%
Real estate:
Owner occupied	195,272	15.9%	212,234	20.4%
Real estate construction and other land loans	97,169	7.9%	61,586	5.9%
Commercial real estate	451,588	37.0%	369,529	35.6%
Agricultural real estate	115,477	9.4%	98,481	9.5%
Other real estate	85,930	7.0%	26,084	2.5%
Total real estate	945,436	77.2%	767,914	73.9%
Consumer:
Equity loans and lines of credit	60,151	4.9%	55,620	5.4%
Consumer and installment	35,546	2.9%	36,999	3.6%
Total consumer	95,697	7.8%	92,619	9.0%
Net deferred origination fees	1,297		871
Total gross loans	1,225,270	100.0%	1,039,111	100.0%
Allowance for credit losses	(10,366)		(9,600)
Total loans	$1,214,904		$1,029,511

The following table shows the Company’s loan portfolio allocated by management’s internal risk ratings:

Loan Risk Rating (In thousands)	September 30, 2022	June 30, 2022	September 30, 2021
Pass	$1,170,422	$1,089,423	$1,034,229
Special mention	30,894	34,509	26,612
Substandard	22,657	10,756	23,065
Doubtful	—	—	—
Total	$1,223,973	$1,134,688	$1,083,906
At September 30, 2022, the allowance for credit losses was $10,366,000, compared to $9,600,000 at December 31, 2021, a net increase of $766,000 reflecting a provision of $500,000 and net recoveries during the period. The Company is not required to implement the provisions of the CECL accounting standard until January 1, 2023, and is continuing to account for the allowance for credit losses under the incurred loss model. The allowance for credit losses as a percentage of total loans was 0.85% and 0.92% as of September 30, 2022 and December 31, 2021, respectively. Total loans include loans acquired in the acquisitions of Folsom Lake Bank on October 1, 2017, Sierra Vista Bank on October 1, 2016 and Visalia Community Bank on July 1, 2013 that, at their respective acquisition dates, were recorded at fair value and did not have a related allowance for credit losses.
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The recorded value of acquired loans totaled $79,232,000 at September 30, 2022 and $93,201,000 at December 31, 2021. Excluding these acquired loans from the calculation, the allowance for credit losses to total gross loans was 0.90% and 1.01% as of September 30, 2022 and December 31, 2021, respectively, and general reserves associated with non-impaired loans to total non-impaired loans was 0.87% and 0.98%, respectively. As of September 30, 2022, gross loans included $350,000 related to PPP loans, which are fully guaranteed by the SBA as compared to $18,553,000 at December 31, 2021. Excluding PPP loans and the acquired loans from the calculation, the allowance for credit losses to total gross loans was 0.90% and 1.04% as of September 30, 2022 and December 31, 2021, respectively. The Company believes the allowance for credit losses is adequate to provide for probable incurred credit losses within the loan portfolio at September 30, 2022.
The composition of the deposits at September 30, 2022 and December 31, 2021 is summarized in the table below:

(Dollars in thousands)	September 30, 2022	% of Total Deposits	December 31, 2021	% of Total Deposits
NOW accounts	$358,734	16.8%	$360,462	17.0%
MMA accounts	439,048	20.5%	511,448	24.1%
Time deposits	76,120	3.6%	90,030	4.2%
Savings deposits	220,564	10.3%	197,273	9.3%
Total interest-bearing	1,094,466	51.2%	1,159,213	54.6%
Non-interest bearing	1,044,678	48.8%	963,584	45.4%
Total deposits	$2,139,144	100.0%	$2,122,797	100.0%

Nine Months Ended September 30, 2022
Net income for the nine months ended September 30, 2022 decreased 11.83%, compared to the nine months ended September 30, 2021, driven by a provision for credit losses, a decrease in loan placement fees, an increase in the net realized loss on sales of investment securities, partially offset by an increase in service charge income, and a decrease in the provision for income taxes. During the nine months ended September 30, 2022, the Company recorded a $500,000 provision for credit losses, compared to a $3,800,000 reversal of provision during the nine months ended September 30, 2021. Net interest income before the provision for credit losses for the nine months ended September 30, 2022 was $57,571,000, compared to $53,846,000 for the nine months ended September 30, 2021, an increase of $3,725,000 or 6.92%. The impact to interest income from the accretion of the loan marks on acquired loans was $445,000 and $579,000 for the nine months ended September 30, 2022 and 2021, respectively. In addition, net interest income before the provision for credit losses for the nine months ended September 30, 2022 was impacted by approximately $562,000 in loan prepayment penalties, as compared to $438,000 for the nine months ended September 30, 2021. Excluding the loan mark accretion and prepayment penalties, net interest income for the nine months ended September 30, 2022 increased by $3,735,000 compared to the nine months ended September 30, 2021.
The Company recorded an income tax provision of $5,817,000 for the nine months ended September 30, 2022, compared to $7,227,000 for the nine months ended September 30, 2021. The effective tax rate for the nine
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months ended September 30, 2022 was 23.43% compared to 25.10% for the nine months ended September 30, 2021. The effective tax rate was impacted by the increase in tax-exempt interest, as well as an increase in income from the appreciation in cash surrender value of bank owned life insurance.
During the nine months ended September 30, 2022, the Company’s shareholders’ equity decreased $89,031,000, or 35.92%, compared to December 31, 2021. The decrease in shareholders’ equity was driven by the adverse change in the unrealized position on available-for-sale (AFS) investment securities, and share repurchases, offset by the retention of earnings, net of dividends paid.
Return on average equity (ROE) for the nine months ended September 30, 2022 was 12.98%, compared to 11.60% for the nine months ended September 30, 2021. The increase in ROE reflects the decrease in average shareholders’ equity compared to the prior year. The Company declared and paid $0.36 and $0.35 per share in cash dividends to holders of common stock during the nine months ended September 30, 2022 and 2021, respectively. Return on average assets (ROA) was 1.04% for the nine months ended September 30, 2022 and 1.30% for the nine months ended September 30, 2021. This decrease was due to the decrease in net income and an increase in average assets. During the nine months ended September 30, 2022, the Company’s total assets decreased 1.00%, and total liabilities increased 2.93%, compared to December 31, 2021.
Non-performing assets decreased by $695,000, or 73.47%, to $251,000 at September 30, 2022, compared to $946,000 at December 31, 2021. During the nine months ended September 30, 2022, the Company recorded $766,000 in net loan recoveries, compared to $946,000 for the nine months ended September 30, 2021. The net charge-off (recovery) ratio, which reflects annualized net charge-offs (recoveries) to average loans, was (0.09)% for the nine months ended September 30, 2022, compared to (0.12)% for the same period in 2021. Total non-performing assets were 0.01% and 0.04% of total assets as of September 30, 2022 and December 31, 2021, respectively.
The Company’s net interest margin (fully tax equivalent basis) was 3.42% for the nine months ended September 30, 2022, compared to 3.60% for the nine months ended September 30, 2021. The decrease in net interest margin in the period-to-period comparison resulted from the decrease in the yield on the Company’s loan portfolio, and an increase in the balance of average interest-earning assets.
For the nine months ended September 30, 2022, the effective yield on average total earning assets decreased 12 basis points to 3.54% compared to 3.66% for the nine months ended September 30, 2021, while the cost of average total interest-bearing liabilities increased to 0.22% for the nine months ended September 30, 2022 as compared to 0.11% for the nine months ended September 30, 2021. Over the same periods, the cost of average total deposits decreased to 0.04% for the nine months ended September 30, 2022 compared to 0.05% for the same period in 2021.
For the nine months ended September 30, 2022, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, totaled $1,206,839,000, an increase of $240,734,000, or 24.92%, compared to the nine months ended September 30, 2021. The effective yield on average investment securities, including interest-earning deposits in other banks and Federal funds sold, increased
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to 2.35% for the nine months ended September 30, 2022, compared to 2.11% for the nine months ended September 30, 2021.
Total average loans (including nonaccrual), which generally yield higher rates than investment securities, increased $21,553,000 to $1,098,591,000 for the nine months ended September 30, 2022 from $1,077,038,000 for the nine months ended September 30, 2021. The effective yield on average loans decreased to 4.84% for the nine months ended September 30, 2022, compared to 5.04% for the nine months ended September 30, 2021. Total average PPP loans, which have a 1.00% interest rate in addition to loan fees, were $4,935,000 for the nine months ended September 30, 2022 as compared to $140,883,000 at September 30, 2021. Excluding PPP loans from total average loans, the effective yield on average loans for the nine months ended September 30, 2022 was immaterially impacted. As of September 30, 2021 the effective yield on average loans was 4.90% after excluding PPP loans.

Non-Interest Income - The following table presents the key components of non-interest income for the current and trailing periods indicated:

	Nine months ended
(Dollars in thousands)	September 30, 2022	September 30, 2021	$ Change	% Change
Service charges	$1,558	$1,386	$172	12.4%
Appreciation in cash surrender value of bank owned life insurance	736	596	140	23.5%
Interchange fees	1,352	1,313	39	3.0%
Loan placement fees	722	1,634	(912)	(55.8)%
Net realized (losses) gains on sales and calls of investment securities	(777)	38	(815)	(2144.7)%
Federal Home Loan Bank dividends	258	237	21	8.9%
Other Income	235	1,020	(785)	(77.0)%
Total non-interest income	$4,084	$6,224	$(2,140)	(34.4)%

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Non-Interest Expense - The following table presents the key components of non-interest expense for the periods indicated:

	Nine months ended
(Dollars in thousands)	September 30, 2022	September 30, 2021	$ Change	% Change
Salaries and employee benefits	$21,501	$21,008	$493	2.3%
Occupancy and equipment	3,869	3,538	331	9.4%
Information Technology	2,465	2,061	404	19.6%
Regulatory assessments	640	552	88	15.9%
Data processing expense	1,649	1,841	(192)	(10.4)%
Professional services	1,451	1,338	113	8.4%
ATM/Debit card expenses	588	615	(27)	(4.4)%
Internet banking expense	98	262	(164)	(62.6)%
Advertising	416	386	30	7.8%
Directors’ expenses	184	306	(122)	(39.9)%
Amortization of core deposit intangibles	419	521	(102)	(19.6)%
Loan related expenses	291	216	75	34.7%
Personnel other	219	236	(17)	(7.2)%
Other expense	2,536	2,200	336	15.3%
Total non-interest expenses	$36,326	$35,080	$1,246	3.6%

Total average assets for the nine months ended September 30, 2022 was $2,438,633,000 compared to $2,217,411,000 for the nine months ended September 30, 2021, an increase of $221,222,000 or 9.98%. During the nine months ended September 30, 2022 and 2021, the loan-to-deposit ratio was 57.28% and 52.65%, respectively. Total average deposits increased $220,541,000 or 11.42% to $2,151,717,000 for the nine months ended September 30, 2022, compared to $1,931,176,000 for the nine months ended September 30, 2021. Average interest-bearing deposits increased $128,385,000, or 12.27%, and average non-interest bearing demand deposits increased $92,156,000, or 10.41%, for the nine months ended September 30, 2022, compared to the nine months ended September 30, 2021. The Company’s ratio of average non-interest bearing deposits to total deposits was 45.41% for the nine months ended September 30, 2022, compared to 45.83% for the nine months ended September 30, 2021.

Capital Management
On September 15, 2022, the Company entered into a $30 million loan agreement with Bell Bank. Initially, payments of interest only are payable in 12 quarterly payments commencing December 31, 2022. Commencing December 31, 2025, 27 equal quarterly principal and interest payments are payable based on the outstanding balance of the loan on August 30, 2025 and an amortization of 48 quarters. A final payment of outstanding principal and accrued interest is due at maturity on September 30, 2032. Variable interest is payable at the Prime Rate (published by the Wall Street Journal) less 50 basis points. The loan is secured by the assets of
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Central Valley Community Bancorp -- page 11

the Company and a pledge of the outstanding common stock of Central Valley Community Bank, the Company’s banking subsidiary. The Company may prepay the loan without penalty with one exception. If the loan is prepaid prior to August 30, 2025 with funds received from a financing source other than Bell Bank, the Company will incur a 2% prepayment penalty. The loan contains customary representations, covenants, and events of default.
On October 19, 2022, the Board of Directors of the Company declared a regular quarterly cash dividend of $0.12 per share on the Company’s common stock. The dividend is payable on November 18, 2022 to shareholders of record as of November 4, 2022. The Company continues to be well capitalized and expects to maintain adequate capital levels.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank (CVCB), headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. CVCB operates full-service Banking Centers throughout California’s San Joaquin Valley and Greater Sacramento region, in addition to CVCB maintaining Commercial, Real Estate, and Agribusiness Lending, as well as Private Business Banking and Cash Management Departments.
Members of Central Valley Community Bancorp’s and CVCB’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Vice Chairman), F. T. “Tommy” Elliott, IV, Robert J. Flautt, Gary D. Gall, James J. Kim, Andriana D. Majarian, Steven D. McDonald, Louis C. McMurray, Karen A. Musson, Dorothea D. Silva and William S. Smittcamp.
More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter, Facebook and LinkedIn.
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Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are forward-looking in nature and involve a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates; (3) a decline in economic conditions in the Central Valley and the Greater Sacramento Region, including the impact of inflation; (4) the Company’s ability to continue its internal growth at historical rates; (5) the Company’s ability to maintain its net interest margin; (6) the decline in quality of the Company’s earning assets; (7) a decline in credit quality; (8) changes in the regulatory environment; (9) fluctuations in the real estate market; (10) changes in business conditions and inflation; (11) changes in securities markets (12) risks associated with acquisitions, relating to difficulty in integrating combined operations and related negative impact on earnings, and incurrence of substantial expenses; (13) political developments, uncertainties or instability, catastrophic events, acts of war or terrorism, or natural disasters, such as earthquakes, drought, pandemic diseases or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; (14) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2021. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.
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Central Valley Community Bancorp -- page 12

CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,	September 30,
(In thousands, except share amounts)	2022	2021	2021

ASSETS
Cash and due from banks	$32,535	$29,412	$32,634
Interest-earning deposits in other banks	9,043	134,055	35,059
Total cash and cash equivalents	41,578	163,467	67,693
Available-for-sale investment securities	668,300	1,109,208	1,060,362
Held-to-maturity investment securities	305,482	—	—
Equity securities	6,544	7,416	7,486
Loans, less allowance for credit losses of $10,366, $9,600, and $10,061 at September 30, 2022, December 31, 2021, and September 30, 2021, respectively	1,214,904	1,029,511	1,073,436
Bank premises and equipment, net	7,909	8,380	8,429
Bank owned life insurance	40,289	39,553	39,309
Federal Home Loan Bank stock	6,169	5,595	5,595
Goodwill	53,777	53,777	53,777
Core deposit intangibles	102	522	662
Accrued interest receivable and other assets	80,644	32,710	31,628
Total assets	$2,425,698	$2,450,139	$2,348,377

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$1,044,678	$963,584	$934,249
Interest bearing	1,094,466	1,159,213	1,123,843
Total deposits	2,139,144	2,122,797	2,058,092
Short-term borrowings	25,000	—	—
Senior debt and subordinated debentures	69,563	39,454	5,155
Accrued interest payable and other liabilities	33,177	40,043	38,582
Total liabilities	2,266,884	2,202,294	2,101,829
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 11,732,011, 11,916,651, and 11,987,904, at September 30, 2022, December 31, 2021, and September 30, 2021, respectively	61,262	66,820	68,265
Retained earnings	188,174	173,393	167,993
Accumulated other comprehensive (loss) income, net of tax	(90,622)	7,632	10,290
Total shareholders’ equity	158,814	247,845	246,548
Total liabilities and shareholders’ equity	$2,425,698	$2,450,139	$2,348,377
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Central Valley Community Bancorp -- page 13

CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	For the Three Months Ended,			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(In thousands, except share and per-share amounts)	2022	2022	2021	2022	2021

INTEREST INCOME:
Interest and fees on loans	$14,708	12,883	$13,208	$39,752	$40,529
Interest on deposits in other banks	48	52	28	157	89
Interest and dividends on investment securities:
Taxable	4,411	5,651	3,844	14,586	9,938
Exempt from Federal income taxes	1,825	1,879	1,417	5,144	4,143
Total interest income	20,992	20,465	18,497	59,639	54,699
INTEREST EXPENSE:
Interest on deposits	231	231	263	714	783
Interest on subordinated debentures and borrowings	597	424	24	1,354	70
Total interest expense	828	655	287	2,068	853
Net interest income before provision for credit losses	20,164	19,810	18,210	57,571	53,846
PROVISION FOR (REVERSAL OF) CREDIT LOSSES	500	—	(500)	500	(3,800)
Net interest income after provision for credit losses	19,664	19,810	18,710	57,071	57,646
NON-INTEREST INCOME:
Service charges	475	544	487	1,558	1,386
Net realized (losses) gains on sales and calls of investment securities	(14)	(969)	117	(777)	38
Other income	1,019	1,195	1,544	3,303	4,800
Total non-interest income	1,480	770	2,148	4,084	6,224
NON-INTEREST EXPENSES:
Salaries and employee benefits	7,500	7,057	7,091	21,501	21,008
Occupancy and equipment	1,363	1,344	1,224	3,869	3,538
Other expense	3,935	3,682	3,747	10,956	10,534
Total non-interest expenses	12,798	12,083	12,062	36,326	35,080
Income before provision for income taxes	8,346	8,497	8,796	24,829	28,790
PROVISION FOR INCOME TAXES	1,962	1,955	2,275	5,817	7,227
Net income	$6,384	$6,542	$6,521	$19,012	$21,563
Net income per common share:
Basic earnings per common share	$0.55	$0.56	$0.54	$1.62	$1.75
Weighted average common shares used in basic computation	11,678,532	11,665,074	12,007,689	11,723,790	12,332,248
Diluted earnings per common share	$0.55	$0.56	$0.54	$1.62	$1.74
Weighted average common shares used in diluted computation	11,689,323	11,685,850	12,044,896	11,748,693	12,378,591
Cash dividends per common share	$0.12	$0.12	$0.12	$0.36	$0.35
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Central Valley Community Bancorp -- page 14

CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
For the three months ended	2022	2022	2022	2021	2021
(In thousands, except share and per share amounts)
Net interest income	$20,164	$19,810	$17,597	$18,708	$18,210
Provision for (reversal of) credit losses	500	—	—	(500)	(500)
Net interest income after provision for credit losses	19,664	19,810	17,597	19,208	18,710
Total non-interest income	1,480	770	1,834	2,781	2,148
Total non-interest expense	12,798	12,083	11,445	12,762	12,062
Provision for income taxes	1,962	1,955	1,900	2,389	2,275
Net income	$6,384	$6,542	$6,086	$6,838	$6,521
Basic earnings per common share	$0.55	$0.56	$0.51	$0.57	$0.54
Weighted average common shares used in basic computation	11,678,532	11,665,074	11,829,245	11,956,045	12,007,689
Diluted earnings per common share	$0.55	$0.56	$0.51	$0.57	$0.54
Weighted average common shares used in diluted computation	11,689,323	11,685,850	11,872,025	11,994,590	12,044,896

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
As of and for the three months ended	2022	2022	2022	2021	2021
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	0.85%	0.87%	0.97%	0.92%	0.93%
Non-performing assets to total assets	0.01%	0.01%	0.01%	0.04%	0.07%
Total non-performing assets	$251	$271	$292	$946	$1,597
Total nonaccrual loans	$251	$271	$292	$946	$1,597
Total substandard loans	$22,657	$10,756	$10,739	$8,540	$23,065
Total special mention loans	$30,894	$34,509	$39,901	$40,845	$26,612
Net loan charge-offs (recoveries)	$(493)	$(9)	$(264)	$(39)	$(122)
Net charge-offs (recoveries) to average loans (annualized)	(0.17)%	—%	(0.10)%	(0.01)%	(0.05)%
Book value per share	$13.54	$13.90	$16.31	$20.80	$20.57
Tangible book value per share	$8.94	$9.29	$11.70	$16.24	$16.03
Tangible common equity	$104,935	$108,863	$137,501	$193,546	$192,109
Cost of total deposits	0.04%	0.04%	0.05%	0.05%	0.05%
Interest and dividends on investment securities exempt from Federal income taxes	$1,825	$1,879	$1,440	$1,463	$1,417
Net interest margin (calculated on a fully tax equivalent basis) (1)	3.57%	3.48%	3.19%	3.39%	3.47%
Return on average assets (2)	1.06%	1.07%	0.99%	1.13%	1.13%
Return on average equity (2)	14.42%	14.73%	10.51%	11.21%	10.41%
Loan to deposit ratio	57.28%	53.94%	46.80%	48.95%	52.65%
Efficiency ratio	57.20%	54.20%	57.66%	58.94%	57.66%
Tier 1 leverage - Bancorp	8.26%	7.89%	7.87%	8.03%	8.24%
Tier 1 leverage - Bank	10.73%	9.10%	8.54%	8.47%	8.18%
Common equity tier 1 - Bancorp	11.56%	11.94%	12.06%	12.48%	12.34%
Common equity tier 1 - Bank	15.41%	14.15%	13.43%	13.52%	12.59%
Tier 1 risk-based capital - Bancorp	11.86%	12.26%	12.38%	12.82%	12.68%
Tier 1 risk-based capital - Bank	15.41%	14.15%	13.43%	13.52%	12.59%
Total risk-based capital - Bancorp	14.54%	15.07%	15.27%	15.80%	13.39%
Total risk based capital - Bank	16.03%	14.78%	14.08%	14.18%	13.29%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.
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Central Valley Community Bancorp -- page 15

CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
AVERAGE AMOUNTS	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2022	2022	2021	2022	2021
Interest-bearing deposits in other banks	$6,192	$33,067	$70,980	55,925	104,705
Investments	1,095,774	1,219,427	988,148	1,150,914	861,400
Loans (1)	1,189,762	1,085,887	1,068,111	1,098,274	1,074,302
Earning assets	2,291,728	2,338,381	2,127,239	2,305,113	2,040,407
Allowance for credit losses	(9,877)	(9,870)	(10,558)	(9,860)	(11,969)
Nonaccrual loans	260	280	1,844	317	2,736
Other non-earning assets	132,303	113,090	199,647	143,063	186,237
Total assets	$2,414,414	$2,441,881	$2,318,172	$2,438,633	$2,217,411

Interest bearing deposits	$1,105,934	$1,210,016	$1,105,757	$1,174,553	$1,046,168
Other borrowings	60,794	78,435	5,155	59,646	5,155
Total interest-bearing liabilities	1,166,728	1,288,451	1,110,912	1,234,199	1,051,323
Non-interest bearing demand deposits	1,041,698	947,724	915,742	977,164	885,008
Non-interest bearing liabilities	28,905	28,091	40,998	31,975	33,266
Total liabilities	2,237,331	2,264,266	2,067,652	2,243,338	1,969,597
Total equity	177,083	177,615	250,520	195,295	247,814
Total liabilities and equity	$2,414,414	$2,441,881	$2,318,172	$2,438,633	$2,217,411

AVERAGE RATES
Interest-earning deposits in other banks	3.10%	0.64%	0.16%	0.37%	0.11%
Investments	2.45%	2.63%	2.28%	2.44%	2.35%
Loans (3)	4.90%	4.76%	4.91%	4.84%	5.04%
Earning assets	3.72%	3.60%	3.52%	3.54%	3.66%
Interest-bearing deposits	0.08%	0.08%	0.09%	0.08%	0.10%
Other borrowings	3.93%	2.16%	1.71%	3.03%	1.81%
Total interest-bearing liabilities	0.28%	0.20%	0.10%	0.22%	0.11%
Net interest margin (calculated on a fully tax equivalent basis) (2)	3.57%	3.48%	3.47%	3.42%	3.60%
(1)Average loans do not include nonaccrual loans.
(2)    Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds of $486, $499, and $377, for the three months ended September 30, 2022, June 30, 2022, and September 30, 2021, respectively. The Federal tax benefits relating to income earned on municipal bonds totaled $1,368 and $1,101 for the nine months ended September 30, 2022 and 2021, respectively.
(3)    Loan yield includes loan fees (costs) for the three months ended September 30, 2022, June 30, 2022, and September 30, 2021 of $(80), $226, and $1,076, respectively. Loan yield includes loan fees (costs) for the nine months ended September 30, 2022 and 2021 of $410 and $4,966, respectively.

CONTACTS: Investor Contact:
James Kim
President and Chief Executive Officer
Central Valley Community Bancorp
559-323-3446

Media Contact:
Debbie Nalchajian-Cohen
Marketing Director
Central Valley Community Bancorp
559-222-1322